UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 3, 2010

PARK BANCORP, INC.
(Exact Name of Registrant as Specified in its Charter)

____________________________

Delaware	000-20867	36-4082530
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)
5400 South Pulaski Road Chicago, IL		60632 (Zip Code)
(Address of principal executive offices)

Registrant’s telephone number, including area code:  (773) 582-8616

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01—Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On February 3, 2010, Park Bancorp, Inc. (the “Company”) received a letter from The Nasdaq Stock Market (“Nasdaq”) approving the Company’s voluntary application to transfer the listing of its common stock from the Nasdaq Global Market (the “Global Market”) to the Nasdaq Capital Market (the “Capital Market”).  As previously disclosed, the Company received a letter from Nasdaq on November 6, 2009 providing notice that for the 30 consecutive trading days prior to November 6, 2009, the Company had not maintained a minimum market value of publicly held shares of at least $5 million as required for continued listing on the Global Market by Nasdaq Listing Rule 5450(b)(1)(C).  Prior to the expiration of the 90-day grace period provided to allow the Company to regain compliance with this Global Market continued listing standard, the Company requested, and on February 3, 2010 received approval from Nasdaq, to transfer the listing of its common stock from the Global Market to the Capital Market.  Accordingly, the Company’s common stock will begin trading on the Capital Market on Friday, February, 5, 2010.  The Company’s common stock will continue to trade under the symbol “PFED.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARK BANCORP, INC.

Date: February 4, 2010	By:	/s/Richard J. Remijas, Jr.
Richard J. Remijas, Jr.
President